                                                  EXHIBIT 10.1


















                     STOCK PURCHASE AGREEMENT

                              BETWEEN

                            ALTEON INC.

                                AND

                          GENENTECH, INC.

                            DATED AS OF

                         DECEMBER 1, 1997

                         TABLE OF CONTENTS

                                                              Page

1.   DEFINITIONS; SALE AND PURCHASE OF SHARES. . . . . . . . . . 1
     1.1    Definitions. . . . . . . . . . . . . . . . . . . . . 1
     1.2    Sale and Purchase. . . . . . . . . . . . . . . . . . 1
     1.3    Purchase Price . . . . . . . . . . . . . . . . . . . 2

2.   CLOSING DATE; DELIVERY. . . . . . . . . . . . . . . . . . . 2
     2.1    Closing Dates and Location . . . . . . . . . . . . . 2
            (a) First Closing. . . . . . . . . . . . . . . . . . 2
            (b) Subsequent Closings. . . . . . . . . . . . . . . 2
            (c) Amounts Purchased at Subsequent Closings . . . . 3
            (d) Certain Adjustments. . . . . . . . . . . . . . . 3
     2.2    Delivery . . . . . . . . . . . . . . . . . . . . . . 4

3.   DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . 4

4.   REPRESENTATIONS AND WARRANTIES BY THE COMPANY . . . . . . . 7
     4.1    Organization and Standing. . . . . . . . . . . . . . 7
     4.2    Changes. . . . . . . . . . . . . . . . . . . . . . . 8
     4.3    Litigation . . . . . . . . . . . . . . . . . . . . . 8
     4.4    Compliance With Applicable Laws and Other Instruments;
            Non-Contravention. . . . . . . . . . . . . . . . . . 9
     4.5    Reports and Financial Statements . . . . . . . . . . 9
     4.6    Shares . . . . . . . . . . . . . . . . . . . . . . .10
     4.7    Securities Laws; Governmental Approvals. . . . . . .10
     4.8    Capital Stock. . . . . . . . . . . . . . . . . . . .10
     4.9    Corporate Acts and Proceedings . . . . . . . . . . .11
     4.10   No Brokers or Finders. . . . . . . . . . . . . . . .11
     4.11   Compliance with Environmental Law. . . . . . . . . .11
     4.12   Company Disclosure Documents . . . . . . . . . . . .11
     4.13   No Implied Representations . . . . . . . . . . . . .11
     4.14   Filing of Reports. . . . . . . . . . . . . . . . . .11
     4.15   Insurance. . . . . . . . . . . . . . . . . . . . . .12
     4.16   Tax Returns, Payments, and Elections . . . . . . . .12
     4.17   Subsidiaries . . . . . . . . . . . . . . . . . . . .12
     4.18   Complaints . . . . . . . . . . . . . . . . . . . . .13
     4.19   Patents and Trademarks . . . . . . . . . . . . . . .13
     4.20   Manufacturing and Marketing Rights . . . . . . . . .14

5.   REPRESENTATIONS, WARRANTIES AND COVENANTS BY THE
     PURCHASER . . . . . . . . . . . . . . . . . . . . . . . . .14
     5.1    Authorization. . . . . . . . . . . . . . . . . . . .14
     5.2    Investment Experience. . . . . . . . . . . . . . . .14
     5.3    Investment Intent. . . . . . . . . . . . . . . . . .14
     5.4    Registration or Exemption Requirements . . . . . . .14
     5.5    Restriction on Sales, Short Sales and Hedging
            Transactions . . . . . . . . . . . . . . . . . . . .15

                               (i)

                                                             Page

     5.6    No Legal, Tax or Investment Advice . . . . . . . . .15
     5.7    Acquisition of Common Stock. . . . . . . . . . . . .15
     5.8    Sales of Common Stock. . . . . . . . . . . . . . . .15

6.   CONDITIONS TO FIRST CLOSING.. . . . . . . . . . . . . . . .16
     6.1    Opinion of Counsel . . . . . . . . . . . . . . . . .16
     6.2    Secretary's Certificate. . . . . . . . . . . . . . .16
     6.3    Officers' Certificates . . . . . . . . . . . . . . .16
     6.4    Obligations; Consents. . . . . . . . . . . . . . . .16
     6.5    Transaction Documents. . . . . . . . . . . . . . . .17
     6.6    Transactions Not Prohibited. . . . . . . . . . . . .17
     6.7    Initial Registration Statement . . . . . . . . . . .17

7.   CONDITIONS TO SUBSEQUENT CLOSINGS . . . . . . . . . . . . .17
     7.1    Officers' Certificates . . . . . . . . . . . . . . .17
     7.2    Obligations; Consents. . . . . . . . . . . . . . . .18
     7.3    Transactions Not Prohibited. . . . . . . . . . . . .18

8.   COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . .18
     8.1    Registration Requirements. . . . . . . . . . . . . .18
            (a)  Registration of Initial Registered
                 Securities. . . . . . . . . . . . . . . . . . .18
            (b)  Request for Registration. . . . . . . . . . . .19
            (c)  Piggyback Registration. . . . . . . . . . . . .20
            (d)  Shelf Registration. . . . . . . . . . . . . . .21
            (e)  Registration Expenses . . . . . . . . . . . . .22
            (f)  Registration Procedures . . . . . . . . . . . .22
            (g)  Standstill. . . . . . . . . . . . . . . . . . .24
            (h)  Rule 144. . . . . . . . . . . . . . . . . . . .24
            (i)  Furnishing Information. . . . . . . . . . . . .25
            (j)  Assignment of Registration Rights . . . . . . .25
            (k)  Limitations on Subsequent Registration
                 Rights. . . . . . . . . . . . . . . . . . . . .25
            (l)  Amendment of Registration Rights. . . . . . . .26
            (m)  Termination of Registration Rights. . . . . . .26
            (n)  Non-Resale Periods. . . . . . . . . . . . . . .26
     8.2    Indemnification and Contribution . . . . . . . . . .26
            (a)  Indemnification by the Company. . . . . . . . .26
            (b)  Indemnification by the Holder . . . . . . . . .27
            (c)  Indemnification Procedure . . . . . . . . . . .28
            (d)  Contribution. . . . . . . . . . . . . . . . . .28
            (e)  Other Liability . . . . . . . . . . . . . . . .29
     8.3  Repurchases. . . . . . . . . . . . . . . . . . . . . .29

9.   RESTRICTIONS ON TRANSFERABILITY OF SHARES; COMPLIANCE WITH
     SECURITIES ACT. . . . . . . . . . . . . . . . . . . . . . .29
     9.1    Restrictions on Transferability. . . . . . . . . . .29

                               (ii)

                                                             Page

     9.2    Restrictive Legend . . . . . . . . . . . . . . . . .30
     9.3    Transfer of Shares . . . . . . . . . . . . . . . . .30

10.  MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . .30
     10.1   Survival of Representations and Warranties . . . . .30
     10.2   Parties in Interest. . . . . . . . . . . . . . . . .31
     10.3   Headings . . . . . . . . . . . . . . . . . . . . . .31
     10.4   Severability; Choice of Law. . . . . . . . . . . . .31
     10.5   Entire Agreement; Amendments and Waivers . . . . . .31
     10.6   Counterparts . . . . . . . . . . . . . . . . . . . .31
     10.7   Notices. . . . . . . . . . . . . . . . . . . . . . .31


                        LIST OF EXHIBITS

     EXHIBIT A           DISCLOSURE SCHEDULE

     EXHIBIT B           CERTIFICATE OF DESIGNATIONS FOR SERIES G
                         PREFERRED STOCK

     EXHIBIT C           CERTIFICATE OF DESIGNATIONS FOR SERIES H
                         PREFERRED STOCK

     EXHIBIT D           EXHIBITS TO COMPANY SEC REPORTS REQUESTED
                         BY AND DELIVERED TO THE PURCHASER

     EXHIBIT E           OPINION OF COUNSEL

                               (iii)

                            ALTEON INC.
                     STOCK PURCHASE AGREEMENT


     THIS STOCK PURCHASE AGREEMENT (this "Agreement") is dated as of December 1, 1997, between Alteon Inc., a Delaware corporation, having offices at 170 Williams Drive, Ramsey, New Jersey 07446 (the "Company"), and Genentech, Inc., a Delaware corporation having offices at 1 DNA Way, South San Francisco, California 94080 (the "Purchaser").

                       PRELIMINARY STATEMENT

     A. The Company and the Purchaser are entering into that certain Development Collaboration and License Agreement of even date herewith (the "License Agreement"), pursuant to which, inter alia, the Company has granted to the Purchaser certain license rights with respect to the compounds identified therein; and

     B. In order to provide the Company with funds for further collaborative development of such compounds in the United States by the Company and the Purchaser, the Company wishes to sell, and the Purchaser desires to purchase, shares of the Company's Common Stock and Preferred Stock on the terms and conditions set forth in this Agreement. Unless defined herein, capitalized terms used herein shall have the meanings set forth in the License Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements of the parties contained in this Agreement, the parties hereto agree as follows:

1.   DEFINITIONS; SALE AND PURCHASE OF SHARES.

     1.1 Definitions. All capitalized terms used herein without further definition shall have the meanings ascribed thereto in the License Agreement.

     1.2 Sale and Purchase. Subject to the terms and conditions hereof, the Company will issue and sell to the Purchaser, and the Purchaser will purchase from the Company, the following number of shares of Common Stock and Preferred Stock:

     Common Stock (as defined below)    837,314 shares
     Series G Preferred Stock           939 shares
       (as defined below)
     Series H Preferred Stock      subject to Section 2.1(b) and (c)
       (as defined below)          below and the License Agreement,
                                   up to 4,800 shares

At the first Closing (as hereinafter defined), the Company is to issue to the Purchaser and the Purchaser is to purchase the Common Stock and the Series G Preferred Stock identified above. If necessary, immediately prior to such first Closing, the exact numbers of shares of Common Stock and Series G Preferred Stock to be purchased by the Purchaser hereunder shall be adjusted, if and as needed, based on the total consideration of $15,000,000 and the purchase price of the Common Stock set forth in Section 1.3(a), so that in no event shall the Purchaser be obligated to purchase or hold five percent (5%) or more of the outstanding Common Stock of the Company immediately after such first Closing. The total amount of Common Stock and Preferred Stock sold to the Purchaser pursuant to this Agreement is hereinafter referred to as the "Shares."

     1.3    Purchase Price.

            (a) The per share purchase price of the Common Stock to be purchased at the first Closing shall be $6.70 per share.

            (b)  The per share purchase price of the Series G
Preferred Stock shall be $10,000.

            (c)  The per share purchase price of the Series H
Preferred Stock shall be $10,000.

2.   CLOSING DATE; DELIVERY.

     2.1 Closing Dates and Location. The closings of the purchase and sale of the Shares hereunder (each, a "Closing") will be held at the offices of Smith, Stratton, Wise, Heher & Brennan, 600 College Road East, Princeton, New Jersey 08540, on or before the following dates (each, a "Closing Date"):

            (a) First Closing. With respect to the first Closing of the purchase of the Common Stock and Series G Preferred Stock as set forth above, the later of December 15, 1997, or the Business Day immediately following the date on which Purchaser receives a copy of the Company's Certificates of Designations (attached as Exhibits B and C hereto) filed as required under Section 6.4 below and file stamped by the Delaware Secretary of State, or such other date as may be agreed upon by the parties.

            (b) Subsequent Closings. With respect to subsequent Closings, the agreed-upon Development Costs for the collaborative development of Pimagedine Products in the United States shall be funded in advance by purchases of Series H Preferred Stock. Subject to the other terms of the License Agreement, such funding and Closings shall begin on January 31, 1998 and continue on a quarterly basis thereafter on July 1, 1998, October 1, 1998, January 2, 1999, April 1, 1999, July 1, 1999 and October 1, 1999, with the final Closing on January 2, 2000, or such other date on which the aggregate purchase price of the Series H Preferred Stock purchased hereunder equals the lesser of (i) $48,000,000, or (ii) the amount of total Development Costs agreed-upon under Section 3 of the License Agreement.

            (c) Amounts Purchased at Subsequent Closings. The aggregate purchase price of the Series H Preferred Stock to be purchased on January 31, 1998 shall be $16,000,000. At the Closings on July 1, 1998 and October 1, 1998, the Purchaser shall purchase a number of shares of Series H Preferred Stock having an aggregate purchase price equal to one-half of the excess, if any, of the aggregate annual Development Costs as set forth in the agreed-upon Collaborative Budget established by the Joint Steering Committee for 1998 for Pimagedine Products in the United States over $16,000,000. In the event that the agreed-upon Collaborative Budget established by the Joint Steering Committee for 1998 for Pimagedine Products in the United States is less than $16,000,000 or is decreased by the Joint Steering Committee in the second half of 1998 to less than $16,000,000, the Company shall purchase from the Purchaser for an amount per share equal to the purchase price paid by the Purchaser that number of shares of Series H Preferred Stock that equals the difference between such Collaborative Budget for 1998 and $16,000,000. The aggregate purchase price of the Series H Preferred Stock to be purchased at each quarterly Closing in 1999 shall be equal to one-fourth (1/4th) of the aggregate annual Development Costs as set forth in the agreed-upon Collaborative Budget established by the Joint Steering Committee for 1999 for Pimagedine Products in the United States, until the Purchaser has purchased shares of Series H Preferred Stock having an aggregate purchase price of up to the lesser of (i) $48,000,000, or (ii) the total amount of the Development Costs agreed-upon under Section 3 of the License Agreement.

            (d)  Certain Adjustments.

                 (i)  If the annual Collaborative Budget for
Pimagedine Products in the United States is increased by the Joint Steering Committee during the second half of 1998, the calculation of the excess of the amounts contained in such Collaborative Budget over $16,000,000 pursuant to Section 2.1(c) above shall be adjusted at the time of the July 1, 1998 and October 1, 1998 Closings to reflect such increase.

                 (ii) If the annual Collaborative Budget for
Pimagedine Products in the United States is adjusted or modified by the Joint Steering Committee during 1999, the purchase price of the Series H Preferred Stock to be purchased at each Closing during 1999 after the date of such adjustment shall be adjusted by adding to or subtracting from, as the case may be, such purchase price an amount equal to the quotient obtained by dividing the amount of the increase or decrease, as the case may be, in such annual Collaborative Budget by the number of Closings remaining in 1999.

                 (iii) Commencing in January 1999, the aggregate purchase price for additional shares of Series H Preferred Stock to be purchased at any Closing in any April shall be reduced by the amount, if any, by which the aggregate purchase price of the Series

H Preferred Stock purchased through December 31 of the prior year exceeded the actual Development Costs incurred through December 31 of the prior year for the development of the Pimagedine Products in the United States. Subject to a maximum aggregate purchase price of $48,000,000, commencing in January 1999, the aggregate purchase price for additional shares of Series H Preferred Stock to be purchased at any Closing in any April shall be increased by the amount, if any, by which the aggregate purchase price of the Series H Preferred Stock purchased through December 31 of the prior year was less than the agreed-upon Development Costs of the Company through December 31 of the prior calendar year; provided that, the Joint Steering Committee must have approved an appropriate budget modification or authorized spending in excess of the budgeted amount for the prior calendar year.

                 (iv) If the Purchaser elects to terminate the License Agreement in its entirety in accordance with Section 10.4(a) or 10.5 of the License Agreement, the Purchaser shall remain obligated to purchase shares of Series H Preferred Stock hereunder only as and to the extent provided in Section 3.11(c) of the License Agreement. Except as provided in Section 3.11(c) of the License Agreement, the Purchaser shall have no further obligation to purchase shares of Series H Preferred Stock in connection with the termination of the License Agreement.

     2.2 Delivery. At each Closing, the Company will deliver to the Purchaser certificates registered in the Purchaser's name, representing the shares of Common Stock and Preferred Stock, as the case may be, purchased by the Purchaser, and the Purchaser will pay to the Company by certified check or wire transfer (to such account as the Company may designate in writing to the Purchaser at least one (1) Business Day prior to such Closing) the amount of the Purchase Price for the Shares purchased at such Closing.

3.   DEFINITIONS.

     Unless the context otherwise requires, the terms defined in this Section 3 shall have the meanings herein specified for all purposes of this Agreement.

            "Affiliate" shall have the meaning set forth in Rule 405 under the Securities Act; provided, however, that an Affiliate which is not controlled (within the meaning of Rule 405 under the Securities Act) by the Purchaser shall not be deemed to be an Affiliate unless such Affiliate files statements regarding the securities of the Company pursuant to Regulations 13D-G under the Exchange Act.

            "Agreement" means this stock purchase agreement, including the exhibits hereto, as may be validly amended hereunder.

            "Business Day" means a day on which the Nasdaq National Market or, if the Common Stock is not then listed on the Nasdaq
National Market, any other established exchange or national system on which the Common Stock is listed, is open for trading.

            "Certificate" means the Certificate of Incorporation of the Company as filed with the Delaware Secretary of State, as amended to the date hereof, including the Company's Certificates of Designations (attached as Exhibits B and C hereto) filed as required under Section 6.4 below and file stamped by the Delaware Secretary of State.

            "Closing" is defined in Section 2.1 hereof.

            "Closing Date" is defined in Section 2.1 hereof.

            "Commission" means the Securities and Exchange
Commission.

            "Common Stock" means the shares of Common Stock, $.01 par value, authorized by the Certificate, any additional shares of Common Stock which may be authorized in the future by the Company, and any stock into which such Common Stock may hereafter be changed, and shall also include capital stock of any other class of the Company which is not preferred as to dividends or assets over any other class of stock of the Company and which is not subject to redemption.

            "Company Disclosure Documents" means the Company SEC
Reports, the Company's Press Releases provided to the Purchaser prior to the execution of this Agreement and the Disclosure Schedule attached as Exhibit A hereto.

            "Company's Press Releases" means all press releases issued by the Company since January 1, 1997.

            "Company SEC Reports" means the Company's (i) Annual Report on Form 10-K for the fiscal year ended December 31, 1996, as filed with the Commission, (ii) Quarterly Report on Form 10-Q for the fiscal quarters ended March 31, 1997, June 30, 1997, and September 30, 1997, as filed with the Commission, (iii) Forms 8-K filed with the Commission since January 1, 1997 and (iv) the Company's Proxy Statement for its Annual Meeting of Stockholders held June 10, 1997.

            "Conversion Date" shall have the meaning given it in the Certificates of Designations for the Series G Preferred Stock and the Series H Preferred Stock.

            "Conversion Shares" means the shares of Common Stock issued upon conversion of the Preferred Stock.

            "Exchange Act" means the Securities Exchange Act of
1934, as amended from time to time, and the regulations promulgated thereunder.

            "Fair Market Value" means, for any Business Day, the average of the closing sales prices of the Common Stock (or the closing bid, if no sales were reported) as quoted on the Nasdaq National Market, or if the Common Stock is not then quoted on Nasdaq, on such other established exchange or national system on which the Common Stock is listed, over the prior twenty (20) Business Days.

            "Group" shall have the meaning given it in Rule 13d-5 under the Exchange Act, provided, however, that the Purchaser or its Affiliate(s) shall not be deemed to be a member of a Group unless a member of such Group has filed statements regarding the securities of the Company pursuant to Regulation 13D-G under the Exchange Act stating that the Purchaser or its Affiliate(s) is a member of such Group.

            "Holder" means any person, including the Purchaser, owning or having the right to acquire Registrable Securities, or any assignee thereof in accordance with Section 7.1(j) hereof.

            "Initial Registered Securities" is defined in Section
7.1(a) hereof.

            "Initial Registration Statement" is defined in Section
7.1(a) hereof.

            "License Agreement" means that certain Development
Collaboration and License Agreement of even date herewith between the Company and the Purchaser, including the exhibits thereto.

            "Preferred Stock" shall mean the Series G Preferred
Stock and the Series H Preferred Stock.

            "Purchase Price" means, as to any of the Shares, the purchase price set forth in Section 1.3 hereof.

            "Registrable Securities" means (i) the Common Stock constituting a portion of the Shares, (ii) the Conversion Shares, and (iii) any Common Stock or other security of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a stock split, dividend, recapitalization, other distribution or similar event with respect to or in exchange for or in replacement of such Common Stock; provided, however, that such shares of Common Stock shall only be treated as Registrable Securities if and so long as they (A) have not been sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, (B) have not been sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof so that all transfer restrictions and restrictive legends with respect to such Common Stock are removed upon the consummation of such sale and the seller and purchaser of such Common Stock receive an opinion of counsel for the Company, which shall be in form and content reasonably satisfactory to the seller and buyer and their respective counsel, to the effect that such Common Stock in the hands of the purchaser is freely transferable without restriction or registration under the Securities Act in any public or private transaction, or (C) cannot be sold in any three
(3) month period pursuant to Rule 144 promulgated by the Commission under the Securities Act.

            The terms "register", "registered" and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

            "Registration Expenses" is defined in Section 7.1(e) hereof.

            "Securities Act" means the Securities Act of 1933, as amended from time to time, and the regulations promulgated thereunder.

            "Selling Expenses" is defined in Section 7.1(e) hereof.

            "Series G Preferred Stock" means the Company's Series
G Preferred Stock as more fully described in the form of Certificate of Designations attached as Exhibit B hereto.

            "Series H Preferred Stock" means the Company's Series
H Preferred Stock as more fully described in the form of Certificate of Designations attached as Exhibit C hereto.

            "Shares" is defined in Section 1.2 hereof.

            "Transaction Documents" means this Agreement and the License Agreement, including the exhibits hereto and thereto, each as may be amended from time to time.

4.   REPRESENTATIONS AND WARRANTIES BY THE COMPANY.

     The Company represents and warrants to the Purchaser as of the date hereof as follows:

     4.1 Organization and Standing. The Company is a corporation duly organized and validly existing under, and by virtue of, and is in good standing under the laws of, the State of Delaware, and has the requisite corporate power and authority to own its properties, to carry on its business as now being conducted, and to carry out the transactions contemplated under the Transaction Documents. Other than as disclosed in the Company Disclosure Documents, the Company has no subsidiaries or direct or indirect ownership interest in any firm, corporation, association or business which, either individually or in the aggregate, are material to the business of the Company. The Company is qualified to do business and is in good standing as a foreign corporation in every jurisdiction in which its ownership of property or conduct of business requires it so to be qualified and in which the failure to so qualify would have a material adverse effect on the financial condition or business of the Company.

     4.2 Changes. Except as set forth in the Company Disclosure Documents, since September 30, 1997, the Company has not, to the extent material to the Company (i) incurred any debts, obligations or liabilities, absolute, accrued or contingent, whether due or to become due, other than in the ordinary course of business, (ii) mortgaged, pledged or subjected to lien, charge, security interest or other encumbrance any of its assets, tangible or intangible,
(iii) waived any debt owed to the Company, (iv) satisfied or discharged any lien, claim or encumbrance or paid any obligation other than in the ordinary course of business, (v) declared, set aside or paid any dividends or other distribution with respect to the capital stock of the Company, (vi) changed any material contract or arrangement by which the Company or any of its assets is bound,
(vii) sold, assigned or transferred any of its patents, trademarks, copyrights, trade secrets or other intangible assets or (vii) entered into any transaction other than in the usual and ordinary course of business. Other than as may be set forth in the Company Disclosure Documents, there has been no material adverse change in the financial condition or business, assets or properties, liabilities or operating results of the Company since the date of the financial statements contained in the Company Disclosure Documents other than normal recurring operating losses, and there has not occurred any loss, destruction or damage affecting the business, properties, prospects or financial condition of the Company, whether or not insured, which has or may have a material adverse effect on the Company.

     4.3 Litigation. Other than as described in the Company Disclosure Documents, there are no legal actions, suits, arbitrations or other legal, administrative or governmental proceedings pending or, to the best of the Company's knowledge, threatened against the Company or its properties, assets or business, and neither the Company nor any of its officers is aware of any facts which might result in or form the basis for any such action, suit or other proceeding, in each case which, if adversely determined, would, individually or in the aggregate, affect the execution and delivery of the Transaction Documents or the performance by the Company of its obligations hereunder and thereunder, or have a material adverse effect on the financial condition or business of the Company. The Company is not in default with respect to any judgment, order or decree of any court or any governmental agency or instrumentality, which default would have a material adverse effect on the financial condition or business of the Company.

     4.4 Compliance With Applicable Laws and Other Instruments; Non-Contravention. The business and operations of the Company have been and are being conducted in accordance with all applicable laws, rules and regulations of all governmental authorities, except for such violations of applicable laws, rules and regulations which would not, individually or in the aggregate, have a material adverse effect on the financial condition or business of the Company. Neither the execution and delivery of, nor the performance of or compliance with, the Transaction Documents and the transactions contemplated hereby and thereby will, with or without the giving of notice or passage of time, (i) result in any breach of, or constitute a default under, or result in the imposition of any lien or encumbrance upon any asset or property of the Company pursuant to, any agreement or other instrument to which the Company is a party or by which it or any of its properties, assets or rights is bound or affected, except for such breach or default or the imposition of any such lien or encumbrance which, either individually or in the aggregate, would not have a material adverse effect on the financial condition or business of the Company or (ii) violate the Certificate or Bylaws of the Company, or any law, rule, regulation, judgment, order or decree. The Company is not in violation of its Certificate or Bylaws nor in violation of, or in default under, any lien, indenture, mortgage, lease, agreement, instrument, commitment or arrangement, except for such defaults which would not, individually or in the aggregate, have a material adverse effect on the financial condition or business of the Company, or subject to any restriction which would prohibit the Company from entering into or performing its obligations under the Transaction Documents.

     4.5 Reports and Financial Statements. The Company has furnished the Purchaser with true and complete copies of its Company SEC Reports (without exhibits thereto except for such exhibits as the Purchaser has requested, a list of which is attached as Exhibit D hereto). As of their respective filing dates the Company SEC Reports were prepared in all material respects in accordance with the applicable requirements of the Securities Act or the Exchange Act, as the case may be. The audited consolidated financial statements and unaudited interim financial statements of the Company included in the Company SEC Reports comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto, and the financial statements included in the Company SEC Reports have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto) and fairly present the financial position of the Company as at the dates thereof and the results of its operations and cash flows for the periods then ended, subject, in the case of the unaudited interim financial statements, to normally recurring year-end adjustments and any other adjustments described in such financial statements.

     4.6 Shares. The Shares, when issued, paid for and delivered pursuant to the terms of the Agreement, will be duly and validly authorized, issued and outstanding, fully paid, nonassessable and free and clear of all pledges, liens, encumbrances and restrictions other than the restrictions on transfer set forth in Section 8.

     4.7 Securities Laws; Governmental Approvals. Based in part upon the representations and warranties of the Purchaser contained in Section 5 of this Agreement, the offer, sale, issuance and delivery to Purchaser of the Shares as contemplated by this Agreement are exempt from the registration requirements of the Securities Act, and from the registration or qualification requirements of the laws of any applicable state or other U.S. jurisdiction. Based in part on the representations and warranties of the Purchaser contained in Section 5 of this Agreement, no authorization, consent, approval, license, exemption of or filing or registration with any court or governmental instrumentality, domestic or foreign, under any applicable laws, rule or regulations, is or will be necessary for or in connection with the offer, sale, issuance and delivery to Purchaser of the Shares as contemplated by this Agreement or for the performance by the Company of its obligations under the Transaction Documents, except for (i) filing of the Certificates of Designations attached as Exhibits B and C hereto with the Secretary of State of the State of Delaware and (ii) such other filings under applicable securities laws which will be made by the Company (or in the case of Section 13 of the Exchange Act, by the Purchaser) within the prescribed periods.

     4.8 Capital Stock. At September 30, 1997, 16,515,970 shares of the Common Stock were issued and outstanding, 2,060 shares of the Company's 6% Cumulative Convertible Preferred Stock were issued and outstanding and options and warrants to purchase 3,516,614 shares of the Company's Common Stock were issued and outstanding. All of the outstanding shares of the Company's capital stock are validly issued, fully paid and nonassessable and were issued in compliance with all applicable federal and state securities laws. Except as set forth in the Company Disclosure Documents, the Company has not agreed to register the sale of any of its securities under the Securities Act, and there are no outstanding subscriptions, options, warrants, calls, contracts, demands, commitments, conversion rights or other agreements or arrangements of any character or nature whatever under which the Company is or may be obligated to issue its Common Stock, preferred stock or warrants or options to purchase Common Stock or preferred stock. No holder of any security of the Company is entitled to any rights of first refusal, preemptive or similar rights to purchase any securities of the Company (including, without limitation, the Shares).

     4.9 Corporate Acts and Proceedings. This Agreement and the other Transaction Documents have been duly authorized by the requisite corporate action, and each has been duly executed and delivered by an authorized officer of the Company and is a valid and binding obligation of the Company, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting the enforcement of creditors' rights generally and as to limitations on the enforcement of the remedy of specific performance and other equitable remedies. The Company has taken all requisite corporate action necessary for the authorization, creation, issuance and delivery to Purchaser of the Shares and to carry out and perform all of the Company's other obligations under the Transaction Documents.

     4.10 No Brokers or Finders. To the knowledge of the Company, no person, firm or corporation has or will have, as a result of any act or omission of the Company, any right, interest or valid claim against the Purchaser for any commission, fee or other compensation as a finder or broker in connection with the transactions contemplated by this Agreement.

     4.11 Compliance with Environmental Law. Except as disclosed in the Company Disclosure Documents, the Company is not in violation in any material respect of any applicable statute, law or regulation relating to the environment or occupational health and safety, and, to the best of the Company's knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law or regulation. To the best of the Company's knowledge, the Company does not have any material liability to any governmental authority or other third party arising under or as a result of any such past or existing statute, law or regulation.

     4.12 Company Disclosure Documents. The Company Disclosure Documents, when read as a whole, as updated by the Company Press Releases and as of the date hereof, do not contain any untrue statements of a material fact and do not omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     4.13 No Implied Representations. All of the Company's representations and warranties are contained in this Agreement, and no other representations or warranties by the Company shall be implied.

     4.14 Filing of Reports. Since the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, the Company has filed with the Commission all reports and other material required to be filed by it therewith pursuant to Section 13, 14 or

15(d) of the Exchange Act, and the Company is eligible to register the offer and resale of the Shares by the Purchaser on a Registration Statement on Form S-3 or a successor form.

     4.15 Insurance. The Company has in full force and effect fire and casualty insurance policies, with extended coverage, sufficient in amount (subject to reasonable deductibles) to allow it to replace any of its properties that might be damaged or destroyed. The Company has in full force and effect products liability insurance policies in amounts customary for companies similarly situated.

     4.16 Tax Returns, Payments, and Elections. Except as disclosed in the Company Disclosure Documents, the Company has filed all tax returns and reports as required by law. These returns and reports are true and correct in all material respects. The Company has paid all taxes and other assessments due, except those contested by it in good faith. The provision for taxes of the Company as shown in the financial statements is adequate for taxes due or accrued as of the date thereof. The Company has not elected pursuant to the Internal Revenue Code of 1986, as amended ("Code"), to be treated as an S corporation or a collapsible corporation pursuant to Section 1362(a) or Section 341(f) of the Code, nor has it made any other elections pursuant to the Code (other than elections that relate solely to methods of accounting, depreciation, or amortization) that would have a material effect on the business, properties, prospects, or financial condition of the Company. The Company has never had any tax deficiency proposed or assessed against it and has not executed any waiver of any statute of limitations on the assessment or collection of any tax or governmental charge. Except as disclosed in the Company Disclosure Documents, none of the Company's federal income tax returns and none of its state income or franchise tax or sales or use tax returns has ever been audited by governmental authorities. Since the date of the financial statements, the Company has made adequate provisions on its books of account for all taxes, assessments, and governmental charges with respect to its business, properties, and operations for such period. The Company has withheld or collected from each payment made to each of its employees, the amount of all taxes, including, but not limited to, federal income taxes, Federal Insurance Contribution Act taxes and Federal Unemployment Tax Act taxes required to be withheld or collected therefrom, and has paid the same to the proper tax receiving officers or authorized depositaries.

     4.17 Subsidiaries. The Company does not own or control, directly or indirectly, any interest in any other corporation, association, or other business entity. The Company is not a participant in any joint venture, partnership, or similar arrangement.

     4.18 Complaints. Except as disclosed in the Company Disclosure Documents, the Company has received no complaints which it believes to be material from clinical subjects concerning alleged defects in its products (or the design thereof) that, if true, would materially adversely affect the operations or financial condition of the Company.

     4.19 Patents and Trademarks. To the best of its knowledge, the Company owns or possesses sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, and proprietary rights and processes necessary for its business as now conducted and as proposed to be conducted without any conflict with, or infringement of the rights of, others. Except as disclosed in the Company Disclosure Documents and except for agreements with its own employees or consultants, and standard end-user license agreements, there are no outstanding options, licenses, or agreements of any kind relating to the foregoing, nor is the Company bound by or a party to any options, licenses, or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, and proprietary rights and processes of any other person or entity. The Company has not received any communications alleging that the Company has violated or, by conducting its business as proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights, trade secrets, or other proprietary rights or processes or any other person or entity. The Company is not aware that any of its employees is obligated under any contract (including licenses, covenants, or commitments of any nature) or other agreement, or subject to any judgment, decree, or order of any court or administrative agency, that would interfere with the use of such employee's best efforts to promote the interests of the Company or that would conflict with the Company's business as proposed to be conducted. Neither the execution nor delivery of this Agreement, nor the carrying on of the Company's business by the employees of the Company, nor the conduct of the Company's business as proposed, will, to the best of the Company's knowledge, conflict with or result in a breach of the terms, conditions, or provisions of, or constitute a default under, any contract, covenant, or instrument under which any of such employees is now obligated. The Company does not believe it is or will be necessary to use any inventions of any of its employees (or persons it currently intends to hire) made prior to their employment by the Company except for such inventions as to which the Company has obtained all necessary rights to do so.

     4.20 Manufacturing and Marketing Rights. Except as disclosed in the Company Disclosure Documents, the Company has not granted rights to manufacture, produce, assemble, license, market, or sell its products to any other person and is not bound by any agreement that affects the Company's exclusive right to develop, manufacture, assemble, distribute, market, or sell its products.

5.   REPRESENTATIONS, WARRANTIES AND COVENANTS BY THE PURCHASER.

     The Purchaser hereby represents and warrants to, and covenants and agrees with, the Company, as of the date hereof as follows:

     5.1 Authorization. The Purchaser has all requisite legal and corporate or other power and capacity and has taken all requisite corporate or other action to execute and deliver the Transaction Documents, to purchase the Shares and to carry out and perform all of its obligations under the Agreement and other Transaction Documents. Each of the Transaction Documents constitutes the legal, valid and binding obligation of the Purchaser, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting the enforcement of creditors' rights generally and as to limitations on the enforcement of the remedy of specific performance and other equitable remedies.

     5.2 Investment Experience. The Purchaser is an "accredited investor" as defined in Rule 501 under the Securities Act. The Purchaser is aware of the Company's business affairs and financial condition and has had access to and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Shares. The Purchaser has such business and financial experience as is required to give it the capacity to evaluate the risks of an investment in the Shares and to protect its own interests in connection with the purchase of the Shares. The Purchaser is not a "broker" or a "dealer" as defined in the Exchange Act.

     5.3 Investment Intent. The Purchaser is purchasing the Shares and the Conversion Shares for its own account for investment only and not with a view to any resale or distribution thereof, except pursuant to (i) an effective registration statement under the Securities Act and in compliance with the requirements of state securities laws, (ii) an opinion of counsel to the Company that such registration or compliance is not required or (iii) Rule 144 under the Securities Act.

     5.4 Registration or Exemption Requirements. The Purchaser further acknowledges and understands that the Shares and the Conversion Shares may not be resold or otherwise transferred except in a transaction registered under the Securities Act and applicable state laws or unless an exemption from such registration is available or unless pursuant to Rule 144 under the Securities Act. The Purchaser understands that the certificates evidencing the Shares and the Conversion Shares will be imprinted with a legend that prohibits the transfer of the Shares unless (i) such transaction is registered, (ii) the Company receives an opinion reasonably satisfactory to the Company of counsel reasonably satisfactory to the Company to the effect that registration is not required or (iii) pursuant to Rule 144 under the Securities Act.

     5.5 Restriction on Sales, Short Sales and Hedging Transactions. During the period of twenty five (25) Business Days immediately prior to the execution of this Agreement by the Purchaser and the period of twenty five (25) Business Days prior to each Conversion Date, the Purchaser did not and the Purchaser will not, directly or indirectly, execute or effect or cause to be executed or effected any short sale, option or equity swap transactions in or with respect to the Common Stock or any other derivative security transaction the purpose or effect of which is to hedge or transfer to a third party all or any part of the risk of loss associated with the ownership of the Shares or the Conversion Shares to be purchased on such Conversion Date by the Purchaser.

     5.6 No Legal, Tax or Investment Advice. The Purchaser understands that nothing in the Company Disclosure Documents, this Agreement or any other materials presented to the Purchaser in connection with the purchase and sale of the Shares constitutes legal, tax or investment advice. The Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Shares.

     5.7 Acquisition of Common Stock. From the date of this Agreement and until the tenth (10th) anniversary of the date of this Agreement, the Purchaser, its Affiliates and any Group of which the Purchaser or any of its Affiliates is a member shall not at any time be the beneficial owner (as defined in Rule 13d-3 promulgated pursuant to the Exchange Act) of, in aggregate, more than forty percent (40%) of the shares of Common Stock outstanding from time to time, exclusive of any shares of Common Stock issuable but not issued upon conversion of Series G Common Stock or Series H Common Stock by the Company.

     5.8 Sales of Common Stock. From and after the date of this Agreement until the fifth (5th) anniversary of the date of this Agreement, during each calendar week no holder of the Shares or the Conversion Shares shall sell, transfer, assign, pledge, hypothecate or otherwise dispose of, directly or indirectly, more than that number of shares of Common Stock which is equal to twenty-five percent (25%) of the average weekly trading volume of the Common Stock for the four (4) preceding calendar weeks; provided, however, that shares of Common Stock received by the Purchaser upon the Company's conversion of the Series G Preferred Stock or Series H

Preferred Stock shall not be included for purposes of determining the number of shares which may be sold by the Purchaser pursuant to this Section and such shares shall not be subject to the foregoing volume restrictions. Such holder shall give the Company notice of any directions given to a broker or other third party instructing such party to sell or otherwise transfer Common Stock and shall notify the Company of any such sales or transfers not later than three (3) Business Days after such holder learns that any such sale or transfer has been effected.

6.   CONDITIONS TO FIRST CLOSING.

     The obligation of the Company to sell, and the Purchaser to buy, the Shares shall be conditioned on the satisfaction of the following conditions on the date of the first Closing hereunder.

     6.1 Opinion of Counsel. The Purchaser shall have received an opinion of Smith, Stratton, Wise, Heher & Brennan, dated the
Closing Date, substantially in the form attached hereto as Exhibit
E.

     6.2 Secretary's Certificate. The Purchaser shall have received a Secretary's Certificate, dated the Closing Date, certifying the Certificate and Bylaws of the Company, the resolutions of the Board of Directors of the Company and the signatures of the officers of the Company to execute this Agreement and the other Transaction Documents and certificates to be delivered by the Company in connection with the transactions contemplated hereby and thereby. All corporate and other proceedings in connection with the transactions contemplated under the Transaction Documents shall be reasonably satisfactory to the Purchaser and its counsel, and they shall have received all such counterpart original and certified or other copies of such documents as they may reasonably request.

     6.3 Officers' Certificates. The Company shall have received from the Purchaser a certificate of an officer of the Purchaser, dated the Closing Date, to the effect that the Purchaser's representations and warranties contained in this Agreement and the other Transaction Documents are true and correct as of the Closing Date as though made on and as of that date. The Purchaser shall have received from the Company a certificate of an officer of the Company, dated the Closing Date, to the effect that the Company's representations and warranties contained in this Agreement and the other Transaction Documents are true and correct as of the Closing Date as though made on and as of that date and that the Company has performed all of the conditions to the Closing set forth in Section 6.4.

     6.4 Obligations; Consents. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing Date, including, without limitation filing with the Secretary of State of the State of Delaware the Certificates of Designations attached hereto as Exhibits B and C and providing Purchaser with a file stamped copy of each. The Purchaser shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing Date. The Company shall have obtained all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated under the Transaction Documents, including, without limitation, all governmental and regulatory consents, approvals or authorizations required in connection therewith.

     6.5 Transaction Documents. The Transaction Documents shall have been executed and delivered on behalf of each of the Company and the Purchaser.

     6.6 Transactions Not Prohibited. There shall be no action or proceeding commenced or, to the knowledge of the parties, threatened before any legal or administrative tribunal or by any administrative organization, and no judgment, order or injunction shall have been rendered by any such tribunal or organization for the purpose of restraining or prohibiting the transactions contemplated by the Transaction Documents.

     6.7 Initial Registration Statement. The Company shall have delivered to the Purchaser a draft of a Registration Statement on Form S-3 covering the Initial Registered Securities (as hereinafter defined) (the "Initial Registration Statement").

7.   CONDITIONS TO SUBSEQUENT CLOSINGS.

            The obligation of the Company to sell, and the Purchaser to buy, the Shares shall be conditioned on the satisfaction of the following conditions on each subsequent Closing Date hereunder.

     7.1 Officers' Certificates. The Purchaser shall have received from the Company a certificate of an officer of the Company, dated the Closing Date, to the effect that the Company's representations and warranties contained in this Agreement and the other Transaction Documents are true and correct as of the Closing Date as though made on and as of that date and that the Company has performed all of the conditions to the Closing set forth in Section
7.2. Notwithstanding the foregoing, such representations and warranties shall reflect any updated Company Disclosure Documents delivered to the Purchaser prior to any subsequent Closing Date; provided that such representations and warranties, as updated by the Company Disclosure Documents, are true and correct, the obligation of the Purchaser to purchase shares of Series H Preferred Stock at any Closing shall not be affected by the content of such representations or warranties as so updated.

     7.2 Obligations; Consents. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing Date. The Purchaser shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing Date. The Company shall have obtained all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated under the Transaction Documents, including, without limitation, all governmental and regulatory consents, approvals or authorizations required in connection therewith.

     7.3 Transactions Not Prohibited. There shall be no action or proceeding commenced or, to the knowledge of the parties, threatened before any legal or administrative tribunal or by any administrative organization, and no judgment, order or injunction shall have been rendered by any such tribunal or organization for the purpose of restraining or prohibiting the transactions contemplated by the Transaction Documents.

8.   COVENANTS.

     8.1    Registration Requirements.

            (a)  Registration of Initial Registered Securities.

                 (i) In addition to the registration rights set forth in Sections 8.1(b), (c) and (d) hereof, the Purchaser has requested and the Company has agreed to effectuate registration under the Securities Act of Registrable Securities consisting of (A) the Common Stock purchased in the first Closing, (B) Common Stock issuable or issued on conversion of the Series G Preferred purchased in the first Closing, and (C) Common Stock or any other security (if any) included in clause (iii) of the definition of "Registrable Securities" in Section 3 hereof to the extent that such Common Stock or other security relates to the Common Stock described in Section 8.1(a)(A) or (B) (collectively, the "Initial Registered Securities").

                 (ii) Subject to the other terms of this Section 8, using its diligent best efforts, and as soon as reasonably practicable after the first Closing Date (but in no event later than thirty (30) days after such first Closing Date), the Company shall prepare and file with the Commission the Initial Registration Statement, and shall secure the effectiveness of such Initial Registration Statement as soon as reasonably practicable thereafter.

                 (iii) The Company shall be obligated to maintain the effectiveness of the Initial Registration Statement until the sale of all of the Initial Registered Securities has been completed or the Initial Registered Securities have ceased to be Registrable

 Securities.

                 (iv) If the Company is unable to cause the Initial Registration Statement to become effective within ninety (90) days after the date of the first Closing as contemplated, the Company, to the extent that it may lawfully do so, shall, if the Purchaser so requests in writing not later than ninety (90) days after the expiration of such ninety (90) day period, purchase from the Purchaser the Initial Registered Securities included in such registration statement for a purchase price equal to the Purchase Price for such Initial Registered Securities, or in the case of Initial Registered Securities consisting of Common Stock issued upon conversion of the Series G Preferred Stock, for a purchase price equal to the Conversion Value (as defined in the Certificate of Designation for such Series G Preferred Stock attached hereto as Exhibit B). Such purchase shall be effected not later than fifteen
(15) days after the Company's receipt of the Purchaser's request therefor.

            (b)  Request for Registration.

                 (i) At any time and from time to time after the purchase of Shares hereunder, the Holder(s) of Registrable Securities (the "Initiating Holder(s)") may request registration under the Securities Act of all or a portion of its or their Registrable Securities, provided that the anticipated aggregate offering price of the Registrable Securities to be sold, including underwriting discounts and commissions, is at least $1,500,000. Such request must specify the number of Registrable Securities requested to be registered by the Initiating Holder(s).

                 (ii) Subject to the other terms of this Section 8 (including, without limitation, Section 8.1(g)), using its diligent best efforts, and as soon as reasonably practicable after receipt of the request for registration under Section 8.1(b)(i) (but in no event later than sixty (60) days after receipt of such request), the Company shall prepare and file a registration statement with the Commission under the Securities Act to register the offer and resale of the number of Registrable Securities specified in such request and shall secure the effectiveness of such registration statement as soon as reasonably practicable thereafter.

                 (iii) If the Initiating Holder(s) intend to distribute the Registrable Securities covered by their request under
Section 8.1(b)(i) by means of an underwriting, they shall so advise the Company as part of their request under such Section. The right of any Initiating Holder(s) to include securities in such registration shall be conditioned upon the inclusion of such securities in the underwriting. The Initiating Holder(s) shall enter into an underwriting agreement in customary form with the representative of the underwriter(s) selected by a majority in interest of the Initiating Holder(s) and reasonably acceptable to the Company. If the underwriter determines and advises the

Initiating Holder(s) that marketing factors require a limitation of the number of shares of Registrable Securities to be underwritten, then the numbers of shares of Registrable Securities to be included in the registration statement by the Initiating Holder(s) shall be reduced pro rata among such Initiating Holder(s) (based on the respective amounts of Registrable Securities then held by such Initiating Holder(s)). If any Initiating Holder disapproves of the terms of the underwriting, such Initiating Holder may elect to withdraw therefrom by written notice to the underwriter and the Company.

                 (iv) The Company is obligated to effect no more than one (1) registration for the Purchaser or its transferees or assignees during any six (6) month period. Notwithstanding the foregoing, if the Company furnishes to the Initiating Holder(s) a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the board of directors of the Company, it would be seriously detrimental to the Company and its shareholders for such registration statement to be filed and it is therefore essential to defer such filing, the Company shall have the right to defer such filing for a period of not more than sixty
(60) days after receipt of such certificate by the Initiating Holder(s); provided, however, that the Company may not utilize this deferral right more than once in any twelve (12) month period.

            (c)  Piggyback Registration.

                 (i) If (but without any obligation to do so) the Company proposes to register any of its capital stock or other securities under the Securities Act in connection with the public offering of such securities (other than a registration relating solely to an employee benefit plan of the Company or a registration relating solely to a Rule 145 transaction), the Company shall promptly give each Holder of Eligible Registrable Securities written notice of such registration, together with a list of jurisdictions in which the Company intends to attempt to qualify such securities under applicable state securities laws. For purposes of this Section 8.1(c), "Eligible Registrable Securities" shall mean all Registrable Securities other than Registrable Securities which are then covered by an effective registration statement.

                 (ii) Subject to the other terms of this Section 8, upon the written request of each Holder of Eligible Registrable Securities given within thirty (30) days after receipt of the notice from the Company under Section 8.1(c)(i), the Company shall include in such registration (and any related qualification under applicable state securities laws), and in any underwriting involved therein, all of the Eligible Registrable Securities each such Holder has requested to be registered.

                 (iii) In the event the proposed registration is an underwritten public offering, the Company shall so advise the

Holders as part of the notice under Section 8.1(c). If the managing underwriter determines and advises the Company in writing that the inclusion of shares of requesting Holders, together with shares to be offered by the Company, would materially adversely affect the successful marketing of such securities, then the Company immediately shall provide the Holders requesting inclusion with a copy of such written advice, and the numbers of shares of Eligible Registrable Securities to be included in the registration statement by Holders shall be reduced pro rata among such Holders requesting inclusion (based on the respective amounts of Eligible Registrable Securities then held by such Holders requesting inclusion). If any Holder disapproves of the terms of the underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the managing underwriter.

                 (iv) The Company shall have the right to terminate or withdraw any registration statement initiated by it under this
Section 8.1(c) prior to the effectiveness of such registration, whether or not any Holder has elected to include Eligible Registrable Securities in such registration. The Registration Expenses (as hereinafter defined) of such withdrawn registration shall be borne by the Company in accordance with Section 8.1(e) hereof.

            (d)  Shelf Registration.

                 (i) At any time and from time to time after the purchase of Shares hereunder, the Holder(s) of Registrable Securities may request registration on Form S-3 (or any successor short-form registration statement adopted by the Commission) under the Securities Act of all or a portion of its or their Registrable Securities. Such request must specify the number of Registrable Securities requested to be so registered.

                 (ii) Upon receipt of any such request under Section 8.1(d)(i), the Company promptly shall notify all other Holders (if any) of such proposed registration. Such other Holders shall have thirty (30) days in which to request in writing to the Company that all or any portion of their Registrable Securities be included in such registration.

                 (iii) Subject to the other terms of this Section 8 (including, without limitation, Section 8.1(g)), using its diligent best efforts, and as soon as reasonably practicable after its receipt of the request for registration under Section 8.1(d)(i) (but in no event later than sixty (60) days after receipt of such request), the Company shall prepare and file a registration statement on Form S-3 (or any successor short-form registration statement adopted by the Commission) with the Commission under the Securities Act to register the offer and resale of the Registrable Securities specified in the request(s) under Section 8.1(d)(i) and
(ii) hereof. The Company shall cause such registration statement to become effective as soon as reasonably practicable thereafter and to remain effective until the earlier of (A) three (3) years thereafter, (B) the completion of the distribution described therein or (C) the date on which all of the Registrable Securities covered by the registration statement cease to be Registrable Securities.

                 (iv) The Company shall not be obligated to effect any such registration under this Section 8.1(d): (A) if the Company is not qualified as a registrant entitled to use Form S-3 (or any successor short-form registration statement adopted by the Commission); (B) if the Holder(s) requesting registration under Sections 8.1(d)(i) and (ii) propose to sell Registrable Securities in an aggregate amount less than $500,000, unless all registration expenses are borne by the requesting Holders; or (C) if the Company furnishes to the Holder(s) requesting registration under this
Section 8.1(d) a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the board of directors of the Company, it would be seriously detrimental to the Company and its shareholders for such registration statement on Form S-3 (or any similar successor form) to be filed and it is therefore essential to defer such filing, in which case the Company shall have the right to defer such filing for a period of not more than sixty (60) days after receipt of such certificate by such Holder(s); provided, however, that the Company may not utilize this deferral right more than once in any twelve (12) month period.

                 (v)  No registration pursuant to this Section
8.1(d) shall be counted as a request for registration pursuant to Sections 8.1(a), (b) or (c) hereof.

            (e) Registration Expenses. The Company shall pay all Registration Expenses (as defined below) in connection with any registration, qualification or compliance hereunder, and each Holder of Registrable Securities so registered under Section 8.1 shall pay all Selling Expenses(as defined below) and other expenses that are not Registration Expenses that relate to the Registrable Securities of such Holder to be registered. "Registration Expenses" shall mean all expenses, except for Selling Expenses and compensation of employees of the Company, incurred by the Company in complying with the registration provisions herein described, including, without limitation, all registration, qualification, compliance and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, fees and disbursements of one (1) counsel for the participating Holder(s) designated by a majority in interest thereof up to a maximum of $25,000, blue sky fees and expenses, and accounting fees (including the expense of any special audits incident to or required by any such registration). "Selling Expenses" shall mean all selling commissions, underwriting fees and stock transfer taxes applicable to the Registrable Securities.

            (f) Registration Procedures. In the case of any registration effected by the Company pursuant to this Section 8.1, the Company will use its best efforts:

                 (i) except as otherwise expressly provided in this
Section 8.1, to keep such registration effective until the earlier of (A) the date on which all of the Registrable Securities included in the registration statement have been resold, or (B) the date on which all Registrable Securities included in the registration statement cease to be Registrable Securities;

                 (ii) to respond promptly to any comments of the Commission relating to the registration statement, and to prepare and file with the Commission such amendments (including post-effective amendments) and supplements to the registration statement and the prospectus used in connection with the registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by the registration statement;

                 (iii) to furnish such number of registration statements and other documents incident thereto, including any amendment of or supplement to the registration statement or prospectus, as any Holder of Registrable Securities covered by such registration statement may reasonably request to facilitate the public sale or other disposition of all or any of the Registrable Securities;

                 (iv) to cause the Shares to be listed on the Nasdaq National Market, or if the Common Stock is not then listed on Nasdaq, any securities exchange or quoted on each quotation service on which the Common Stock of the Company is then listed or quoted;

                 (v) to provide a transfer agent and registrar for all securities registered pursuant to the registration statement and a CUSIP number for all such securities;

                 (vi) to file the documents required of the Company and otherwise use its best efforts to maintain requisite blue sky clearance in (A) all U.S. jurisdictions in which any of the Shares are originally sold and (B) all other states specified in writing by the Purchaser; provided, however, that, as to clause (B), the Company shall not be required to qualify to do business in any state in which it is not now so qualified or has not so consented except as may be required by the Securities Act;

                 (vii)   to keep each Holder of Registrable
Securities covered by the registration statement generally advised in writing as to the filing and completion of each registration, qualification and compliance;

                 (viii) in the event of an underwritten public offering, to enter into and perform its obligations under the underwriting agreement for the offering;

                 (ix) on the closing date of any public offering (in the case of an underwritten public offering), or on the date the registration statement becomes effective (in the case of any other public offering), to furnish (A) an opinion of counsel for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters (if any) and to the Holders of Registrable Securities covered by such registration statement, to the effect that (I) the registration statement has become effective under the Securities Act and, to the knowledge of such counsel (after due inquiry), no stop order or proceedings with respect thereto are threatened or pending, and (II) the registration statement and each prospectus forming a part thereof and each supplement or amendment thereto (except for the financial statements and schedules) complies in all material respects with the Securities Act, and (B) a letter from the independent certified public accountants, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters (if any) and to the Holders of Registrable Securities covered by such registration statement; and

                 (x) to advise the Holders of Registrable Securities covered by a registration statement promptly at any time when the prospectus (including any supplements thereto) contained in a registration statement then in effect under this Section 8 includes an untrue statement of material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

            (g) Standstill. Commencing after the first (1st) anniversary of the date of this Agreement, no Holder shall effect any public sale or distribution (including sales pursuant to Rule
144) of the Registrable Securities or the Preferred Shares during the seven (7) days prior to and the ninety (90) day period beginning on the effective date of any underwritten public offering of the Common Stock unless the underwriters managing such offering otherwise agree, provided that the anticipated aggregate offering price of the securities to be sold, including underwriting discounts and commissions, is at least $1,500,000 and the Company is actively employing its good faith efforts to cause such registration statement to become effective. In addition, commencing on the date of this Agreement, no Holder shall effect any public sale or distribution (including sales pursuant to Rule 144) at any time after notice from the Company that a prospectus relating thereto which is required to be delivered under the Securities Act contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading.

            (h) Rule 144. With a view to making available to the Purchaser the benefits of Rule 144 under the Securities Act and any other rule or regulation of the Commission that may at any time permit the Purchaser to sell Registrable Securities to the public without registration or pursuant to a registration statement on Form S-3, the Company covenants and agrees to use its best efforts to:
(i) make and keep public information available, as those terms are understood and defined in Rule 144, until the earlier of (A) the date on which the Shares may be sold pursuant to Rule 144(k) (or any successor rule) or (B) such date as all of the Registrable Securities shall have ceased to be Registrable Securities; and (ii) file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and Exchange Act.

            (i) Furnishing Information. Each Holder selling Registrable Securities in any registration under this Section 8.1 shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of such securities as shall be required to effect the registration of its Registrable Securities and to execute such documents in connection therewith as the Company may reasonably request (and in any case only as shall be necessary to allow the Company to comply with the provisions hereof).

            (j) Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Agreement may be assigned by any Holder of Registrable Securities to a transferee or assignee of such Registrable Securities, provided that after such transfer or assignment, such transferee or assignee is the Holder of Registrable Securities with a Fair Market Value of at least $500,000 and provided, further, that the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of the name and address of such transferee or assignee and the Registrable Securities with respect to which such registration rights are being assigned, and provided, further, that such assignment shall be effective only if immediately following such transfer or assignment the securities covered by such transfer or assignment are still Registrable Securities.

            (k)  Limitations on Subsequent Registration Rights.
From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holder(s) of a majority in interest of the Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder to include such securities in any registration filed under this Section 8, unless under the terms of such agreement, such holder or prospective holder may include such securities only to the extent that such inclusion will not reduce the amount of Registrable Securities of the Holder(s) of Registrable Securities included in that registration.

            (l) Amendment of Registration Rights. Any provision of this Section 8.1 may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Holder(s) of a majority in interest of the Registrable Securities. Any amendment or waiver effected in accordance with this Section 8.1(l) shall be binding upon each Holder of Registrable Securities then outstanding, each future Holder of Registrable Securities, and the Company.

            (m)  Termination of Registration Rights. The
registration rights granted pursuant to this Section 8.1 shall terminate at the time at which all of the Registrable Securities then outstanding can be sold within a given three (3) month period without compliance with the registration requirements under the Securities Act, pursuant to Rule 144 or other applicable exemption, as supported by a written opinion of legal counsel to the Company, which opinion shall be reasonably satisfactory in form and substance to legal counsel for the Holder(s); provided, however, that in no event shall the registration rights granted hereunder terminate while any shares of the Series H Preferred Stock may be issued pursuant to the terms of this Agreement.

            (n) Non-Resale Periods. At any time and from time to time after effectiveness of a registration statement filed by the Company pursuant to this Section 8, the Company may refuse to permit the Holder of the securities covered by such registration statement to resell any securities pursuant to such registration statement, and such Holder will not effectuate any such resale of the registered securities during the time period requested by the Company (the time period with respect to each such request, a "Non-Resale Period"). The total number of days in all of the Non-Resale Period(s) requested by the Company hereunder (if any) may not exceed thirty (30) days in the aggregate. In order to exercise this right hereunder, the Company must furnish to the Holders a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the board of directors of the Company, it would be seriously detrimental to the Company and its shareholders for sale of the registered securities to continue.

     8.2    Indemnification and Contribution.

            (a) Indemnification by the Company. The Company agrees to indemnify and hold harmless each Holder of Registrable Securities (and its officers, directors, employees, affiliates and agents), and each underwriter (if any), and each person who controls any underwriter, from and against any and all losses, claims, damages, liabilities or expenses (or actions or proceedings in respect thereof) to which any of them may become subject (under the Securities Act or otherwise) with respect to any registration, qualification or compliance under this Section 8.1 insofar as such losses, claims, damages, liabilities or expenses (or actions or proceedings in respect thereof) arise out of, or are based upon (i) any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in any registration statement (on the effective date thereof), prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or (ii) any violation by the Company of any applicable rule or regulation under the Securities Act relating to any action or inaction required of the Company in connection with such registration, qualification or compliance, or (iii) any failure by the Company to fulfill any undertaking included in the registration statement or related documents or to fulfill any of its obligations under Sections 8.1 or
8.2 hereof. The Company will, as incurred, reimburse the indemnified parties herein for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such claims, actions or proceedings in respect thereof; provided, however, that the Company shall not be liable in any such case to the extent that such loss, claim, damage, liability or expense arises out of, or is based upon (A) any untrue statement or omission of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in any registration statement (on the effective date thereof), prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Holder specifically for use in preparation of such document, (B) an untrue statement or omission in any prospectus that is corrected in any subsequent prospectus, or supplement or amendment thereto, that was delivered to the Holder prior to the sale or sales from which a loss or liability arose, or
(C) the sale of Registrable Securities during a blockage period described in Section 8.1(g).

            (b) Indemnification by the Holder. Each Holder agrees to indemnify and hold harmless the Company (and its officers, directors, employees, affiliates and agents), and each underwriter (if any), and each person who controls any underwriter, from and against any losses, claims, damages, liabilities or expenses (or actions or proceedings in respect thereof) to which any of them may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages, liabilities or expenses (or actions or proceedings in respect thereof) arise out of, or are based upon (i) any untrue statement or omission of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in any registration statement (on the effective date thereof), prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Holder specifically for use in preparation of such document; provided, however, that the Holder shall not be liable in any such case for any untrue statement or omission in any registration statement, prospectus or other such document which statement has been corrected, in writing, by the Holder and delivered to the Company ten (10) days before the sale from which such loss occurred, (ii) an untrue statement or omission in any prospectus delivered by the Holder that is corrected in any subsequent prospectus, or supplement or amendment thereto, and delivered to the Holder prior to the sale or sales from which a loss or liability arose, or (iii) any failure by the Holder to fulfill any of its obligations under Sections 8.1 or 8.2 hereof. The Holder will, as incurred, reimburse the indemnified parties herein for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such claims, actions or proceedings in respect thereof.

            (c) Indemnification Procedure. Promptly after receipt by any indemnified party of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying party pursuant to this Section 8.2, such indemnified party shall notify the indemnifying party in writing of such claim or of the commencement of such action, and, subject to the provisions hereinafter stated, in case any such action shall have been brought against an indemnified party and the indemnifying party shall have been notified thereof, the indemnifying party shall be entitled to participate therein, and, to the extent that it shall wish, to assume the defense of such action, with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to such indemnified party of the indemnifying party's election to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof; provided, however, that if there exists or shall exist a conflict of interest that would make it inappropriate in the reasonable judgment of the indemnified party for the same counsel to represent both the indemnified party and such indemnifying party or any affiliate or associate thereof, the indemnified party shall be entitled to retain its own counsel at the expense of such indemnifying party. Failure of any indemnifying party to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Section 8.2. No indemnifying party, in the defense of any such claim or action, except with the consent of each indemnified party, shall consent to entry of any judgment or enter into any settlement.

            (d) Contribution. If the indemnification provided for in this Section 8.2 is unavailable to or insufficient to hold harmless an indemnified party under Section 8.2(a) or Section 8.2(b) in respect of any losses, claims, damages, liabilities or expenses (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as result of such losses, claims, damages, liabilities or expenses (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the Holder on the other in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses (or actions or proceedings in respect thereof). The relative fault shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Holder on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses (or actions or proceedings in respect thereof) referred to above in this Section 8.2(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8.2(d), no Holder shall be required to contribute any amount in excess of the amount by which the net amount received by the Holder from the sale of the Shares to which such loss relates exceeds the amount of any damages which the Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No party guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any party who was not guilty of such fraudulent misrepresentation.

            (e) Other Liability. The obligations of the Company and each Holder under this Section 8.2 shall be in addition to any liability which the Company and the Purchaser may otherwise have.

     8.3 Repurchases. If the Company becomes obligated under this Agreement or the License Agreement to repurchase any shares of Series H Preferred Stock from the Purchaser, then not later than thirty (30) days thereafter, the Company shall purchase from the Purchaser for an amount per share equal to the purchase price paid by the Purchaser that number of shares of Series H Preferred Stock that the Company is obligated to repurchase under this Agreement or the License Agreement.

9.   RESTRICTIONS ON TRANSFERABILITY OF SHARES; COMPLIANCE WITH
SECURITIES ACT.

     9.1 Restrictions on Transferability. The Shares and the Conversion Shares shall not be transferable in the absence of registration under the Securities Act or an exemption therefrom or in the absence of compliance with any term of this Agreement or in absence of compliance with Rule 144 under the Securities Act.

     9.2 Restrictive Legend. Each certificate representing the Shares and the Conversion Shares shall bear substantially the following legends (in addition to any legends required under applicable state securities laws):

     THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT") OR THE SECURITIES ACT OF ANY STATE AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE 1933 ACT OR APPLICABLE STATE SECURITIES ACTS OR, IN THE OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE THEREWITH OR SOLD PURSUANT TO RULE 144 UNDER THE SECURITIES ACT.

At such time that Shares and the Conversion Shares may be sold pursuant to Rule 144(k) under the Securities Act (or any successor rule), the Company agrees to provide Purchaser with replacement non-legended certificates evidencing the Shares within ten (10) Business Days of a written request therefor by Purchaser.

     9.3 Transfer of Shares. The Purchaser hereby covenants with the Company not to make any sale of the Shares or the Conversion Shares except either (a) a sale of Shares or the Conversion Shares in accordance with a registration statement, in which case the Purchaser covenants to comply with the requirement of delivering a current prospectus, (b) a sale of the Shares or the Conversion Shares in accordance with Rule 144 under the Securities Act, in which case the Purchaser covenants to comply with Rule 144 and to deliver such additional certificates and documents as the Company may reasonably request, or (c) subject to such conditions as the Company in its sole discretion shall impose, in accordance with another exemption from the registration requirements of the Securities Act. The legend set forth in Section 9.2 will be removed from a certificate representing the Shares or the Conversion Shares following and in connection with any sale of the Shares or the Conversion Shares pursuant to clause (a) or (b) hereof but not in connection with any sale of the Shares or the Conversion Shares pursuant to clause (c) hereof.

10.  MISCELLANEOUS.

     10.1 Survival of Representations and Warranties. All representations and warranties contained herein shall survive the execution and delivery of this Agreement, any investigation at any time made by or on behalf of the Purchaser, and the sale and purchase of the Shares and payment therefor.

     10.2 Parties in Interest. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto.

     10.3 Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and do not constitute a part of this Agreement.

     10.4 Severability; Choice of Law. Should any Section or provision in this Agreement be rendered void, invalid or unenforceable by any court of law for any reason, such invalidity or unenforceability shall not void or render invalid or unenforceable any other Section or provision of this Agreement. It is the intention of the parties that the internal laws of the State of Delaware, without regard to the body of law controlling conflicts of law, shall govern the validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the parties set forth herein.

     10.5 Entire Agreement; Amendments and Waivers. This Agreement is intended by the parties as a final expression of their agreement and is intended to be a complete and exclusive statement of the agreement and understanding between the parties with respect to the subject matter hereof, and supersedes all prior agreements and understandings between the parties (oral or written) with respect to the subject matter hereof, excepting only the other Transaction Documents. Subject to Section 8.1(l) hereof, the provisions of this Agreement may not be amended or waived without the written consent of the Purchaser and the Company.

     10.6 Counterparts. This Agreement may be executed simultaneously in any number of counterparts, any one of which need not contain the signature of more than one party but all such counterparts taken together shall constitute one and the same agreement.

     10.7 Notices. Any notice, request, demand or other communication required or permitted to be given under or in connection with this Agreement shall be deemed to have been sufficiently given if in writing and personally delivered by messenger, facsimile transmission (receipt verified), express courier service (signature required), certified or registered mail, or telegram, prepaid, to the party for which such notice is intended, at the address set forth for such party below:

                 In the case of the Purchaser, to:

                 Genentech, Inc.
                 1 DNA Way
                 South San Francisco, California 94080
                 Attention: Corporate Secretary
                 Facsimile No.:  (650) 952-9881

                 In the case of the Company, to:

                 Alteon Inc.
                 170 Williams Drive
                 Ramsey, New Jersey 07446
                 Attention: James J. Mauzey
                 Facsimile No.:  (201) 934-0090

                 With a copy to:

                 Richard J. Pinto, Esq.
                 Smith, Stratton, Wise, Heher & Brennan
                 600 College Road East
                 Princeton, New Jersey 08540
                 Facsimile No.: (609) 987-6651

or to such other address for such party as it shall have specified by like notice to the other party, provided that notices of a change of address shall be effective only upon receipt thereof. If sent by messenger, facsimile transmission, express courier service, certified or registered mail or telegram, the date of mailing or transmission shall be deemed to be the date on which such notice or request has been given.


                           ************

     IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed and delivered by its duly authorized officer as of the day and year first above written.


                              ALTEON INC.


                              By: /s/ James J. Mauzey
                                  -------------------
                              Name: James J. Mauzey
                              Title: Chairman and
                                     Chief Executive Officer





                              GENENTECH, INC.


                              By: /s/ Nicholas J. Simon
                                  ---------------------
                              Name: Nicholas J. Simon
                              Title: Vice President

                             EXHIBIT A

                        DISCLOSURE SCHEDULE

     1. Letter from Richard J. Pinto to Tricia Borgia dated October 21, 1997 and all documents referred to therein.

     2.  Letter from Richard J. Pinto to Tricia Borgia dated
November 26, 1997 and all documents referred to therein.

     The Company hereby discloses the following exceptions to its representations and warranties contained herein:

     Section 4.8. The Company has agreed to issue warrants to purchase 10,000 shares of its Common Stock to the original purchasers of its 6% Cumulative Convertible Preferred Stock or their assignees.

     Section 4.16. The Company's federal income tax return for the year 1993 and its New Jersey sales and use tax returns for the period April 1, 1988 through March 31, 1994 were audited.

                             EXHIBIT B

     CERTIFICATE OF DESIGNATIONS FOR SERIES G PREFERRED STOCK

     [Omitted]

                             EXHIBIT C

     CERTIFICATE OF DESIGNATIONS FOR SERIES H PREFERRED STOCK

     [Omitted]

                             EXHIBIT D

                 EXHIBITS TO COMPANY SEC REPORTS
            REQUESTED BY AND DELIVERED TO THE PURCHASER


     None

                             EXHIBIT E

                        OPINION OF COUNSEL


                                              , 1997


Genentech, Inc.
1 DNA Way
South San Francisco, CA 94080

Ladies and Gentlemen:

     This opinion is rendered to you pursuant to Section 6.1 of the
Stock Purchase Agreement dated                , 1997 (the "Purchase
Agreement") between Alteon Inc., a Delaware corporation, (the "Company") and you (the "Purchaser"). Capitalized terms used but not otherwise defined in this opinion shall have the meanings designated in the Purchase Agreement.

     In our capacity as counsel for the Company, we have examined originals or copies certified or otherwise identified to our satisfaction as being true copies of such corporate records of the Company, certificates of public officials and of officers of the Company and others, and other documents as we have deemed necessary for the purpose of this opinion. In such examination we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed copies, photocopies or facsimiles. As to various questions of fact material to our opinion, we have relied on the representations contained in the Purchase Agreement and on certificates of, or communications with, officers and representatives of the Company and certain public officials.

     On the basis of such examinations and our consideration of such questions of law as we have deemed relevant in the circumstances and subject to the foregoing, we are of the opinion that:

     (i) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to own and lease its properties and to conduct its business as now being conducted;

     (ii) The Shares to be issued and sold by the Company in accordance with the Purchase Agreement have been duly authorized and, when issued and delivered against payment therefor as provided by the Purchase Agreement, will be duly and validly issued and fully paid and nonassessable, and will not have been issued in violation of or subject to any preemptive or similar right of shareholders;

Genentech, Inc.
____________, 1997
Page 2

     (iii) The Transaction Documents have been duly authorized, executed and delivered by the Company, and compliance by the Company with the provisions thereof and the consummation of the transactions contemplated thereby will not conflict with or constitute a breach of, or a default under (a) any agreement or other instrument to which the Company is a party or by which, to the best of our knowledge, it or any of its properties, assets or rights is bound or affected, except for such breach or default which, either individually or in the aggregate, would not have a material adverse effect on the financial condition or business of the Company or (b) the Certificate or Bylaws of the Company;

     (iv) No consent, approval, authorization or order of or filing or registration with any court or governmental agency or body is required for the execution, delivery and performance of the Purchase Agreement by the Company and the consummation of the transactions contemplated thereby;

     (v) Except as disclosed in the Company Disclosure Documents or other documents delivered to you by the Company, to the best of our knowledge, there are no legal actions, suits, arbitrations or other legal, administrative or governmental proceedings pending or threatened against the Company or its properties, assets or business, and we are aware of no facts which might result in or form the basis for any such action, suit or other proceeding, in each case which, if adversely determined, would, individually or in the aggregate, have a material adverse effect on the financial condition or business of the Company;

     (vi) To the best of our knowledge, the Company is not in default with respect to any judgment, order or decree of any court or any governmental decree or instrumentality which would have a material adverse effect on the financial condition or business of the Company.

     (vii) The Common Stock issuable upon conversion of the Series G Preferred Stock and the Series H Preferred Stock purchased, or to be purchased, pursuant to the Purchase Agreement has been duly and validly reserved for issuance and, when and if issued upon such conversion in accordance with the Certificates of Designations for the Series G Preferred Stock and the Series H Preferred Stock will be validly issued, fully paid and nonassessable.

     (viii) Based in part upon the representations made by you in the Purchase Agreement, the offer and sale of the Series G Preferred Stock and Series H Preferred Stock to you in accordance with the terms of the Purchase Agreement is, or will be upon issuance, exempt

Genentech, Inc.
__________, 1997
Page 3

from the registration requirements of Section 5 of the Securities Act of 1933, as amended, by virtue of Section 4(2) thereof and the rules and regulations promulgated thereunder and from the California Corporate Securities Law of 1968, and, under such securities laws as they presently exist, the issuance of Common Stock to you upon conversion of the Series G Preferred Stock and Series H Preferred Stock would also be exempt from such registration and qualification requirements.

     A matter stated in this opinion to be "to the best of our knowledge" is so stated to reflect the fact that, while during the course of our representation of the Company nothing has come to our attention that would lead us to believe that the statement of such matter is inaccurate, we have made no independent factual investigation with respect to such statement or matter.

     The opinions expressed herein are subject to the effects and limitations imposed by further legislation, administrative regulation and judicial decisions, which effects may be prospective or retroactive.

     With respect to the opinions expressed herein, we further advise you that we express no opinion as to any law or regulation except for laws or regulations of the State of New Jersey or the United States and except for the Delaware General Corporation Law.

     This opinion is issued as of the date hereof and is provided by us as counsel for the Company to you at your request and for your exclusive use only and is not to be made available to or relied upon by any other persons or entities without our prior written consent.

                              Very truly yours,



                               -3-